Exhibit 99.1
Celanese Corporation 1601 West LBJ Freeway Dallas, Texas 75234-6034
Celanese Completes Amendment to Senior Secured Credit Facility and
Offering of $600 Million of Senior Unsecured Notes
DALLAS, September 29, 2010 -— Celanese Corporation (NYSE: CE) (the “Company”) today announced that its wholly-owned subsidiary, Celanese US Holdings LLC (the “Issuer”), had successfully closed an amendment (the “Amendment”) to its existing senior credit facility. The Amendment modified certain terms and conditions of the credit facility and extended (i) the maturity of a portion of the term loans to October 2016 and (ii) the maturity of the revolving credit facility to October 2015, in each case a two and one-half year maturity extension. As a result of the Amendment, the Company’s credit facility now consists of $417 million of US dollar-denominated and €69 million of Euro-denominated term loans due 2014, $1,140 million of US dollar-denominated and €204 million of Euro-denominated term loans due 2016, a $600 million revolving credit facility terminating in 2015, and a $228 million credit-linked revolving facility terminating in 2014. The extended facilities are subject to modified interest rates.
The Company also announced that the Issuer had completed its previously announced offering of $600 million in aggregate principal amount of 6.625% senior unsecured notes due October 15, 2018 (the “Notes”) on September 24, 2010. In connection with the Amendment, the Company used the proceeds from the sale of the Notes and approximately $200 million of cash on hand to repay $800 million of its term loans.
“These transactions exemplify Celanese’s ongoing strategy of maintaining a flexible, low cost and stable capital structure,” said Steven Sterin, senior vice president and chief financial officer. “By taking advantage of strong credit market conditions, we divided our previous $2.7 billion term loan maturing in 2014 into staggered maturities of 2014, 2016 and 2018. Additionally, we reduced total leverage by paying down $200 million of term debt and maintained the covenant-light structure of our original credit facility.”

Deutsche Bank Securities Inc. and Banc of America Securities LLC were Joint Lead Arrangers and Joint Book Runners on the Amendment.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
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Contacts:
Investor Relations
Andy Green
Phone: +1 972 443 4965
Telefax: +1 972 443 8519
Andy.Green@celanese.com
Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “will,” “intends,” “expects,” “outlook,” “forecast,” “estimates,” “anticipates,” “projects,” “plans,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of business cycles, particularly in the automotive, electrical, electronics and construction industries; changes in the price and availability of raw materials; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; changes in the degree of intellectual property and other legal protection afforded to our products; compliance costs and potential disruption of production due to accidents or other unforeseen events or delays in construction of facilities; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; and various other factors discussed from time to time in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.